FNF Reports Second Quarter 2024 Financial Results

Jacksonville, Fla. – (August 5, 2024) - Fidelity National Financial, Inc. (NYSE:FNF) (“FNF” or the “Company”), a leading provider of title insurance and transaction services to the real estate and mortgage industries and a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through its majority-owned, publicly traded subsidiary F&G Annuities & Life, Inc. (NYSE:FG) (“F&G”), today reported financial results for the second quarter ended June 30, 2024.

Net earnings attributable to common shareholders for the second quarter were $306 million, or $1.12 per diluted share (per share), compared to $219 million, or $0.81 per share, for the second quarter of 2023. Net earnings attributable to common shareholders include mark-to-market effects and non-recurring items; all of which are excluded from adjusted net earnings attributable to common shareholders.

Adjusted net earnings attributable to common shareholders (adjusted net earnings) for the second quarter were $338 million, or $1.24 per share, compared to $274 million, or $1.01 per share, for the second quarter of 2023. The Title Segment contributed $241 million, compared to $226 million for the second quarter of 2023. The F&G Segment contributed $122 million, compared to $67 million for the second quarter of 2023. The Corporate Segment had adjusted net earnings of $2 million before eliminating $27 million of dividend income from F&G in the consolidated financial statements, compared to $2 million for the second quarter of 2023. The Title Segment’s increase reflects higher average fee per file, higher agency revenue and an uplift in investment income. F&G Segment adjusted net earnings include alternative investment returns below our long-term expectations of $17 million and net significant expense items of $10 million. Please see “Segment Financial Results” for F&G under “Non-GAAP Measures and Other Information” for further explanation.

Company Highlights

•Title Segment revenue and margin uplift; continue to successfully navigate current market: For the Title Segment, total revenue of $1.9 billion for the quarter, in line with the second quarter of 2023. Total revenue, excluding recognized gains and losses, of $2.0 billion for the second quarter, a 5% increase over $1.9 billion in the second quarter of 2023. Adjusted pre-tax title margin was 16.2% for the quarter, compared to 15.8% in the second quarter of 2023
•F&G Segment sustainable sales growth across multi-channel platform and record assets under management: For the F&G Segment, record gross sales of $4.4 billion for the second quarter, a 47% increase over the second quarter of 2023. F&G achieved record assets under management (AUM) of $52.2 billion as of June 30, 2024, driven by new business flows, stable inforce retention and net debt and equity proceeds over the past twelve months
•Sustainable common dividend backed by strong balance sheet: FNF paid common dividends of $0.48 per share for $131 million and ended the second quarter with $696 million in cash and short-term liquid investments at the holding company

William P. Foley, II, Chairman, commented, “Our Title business continues to perform well, delivering an industry leading adjusted pre-tax Title margin of 16.2% for the second quarter, as compared to 15.8% in the year ago quarter, and demonstrating our disciplined operating strategy as we’ve adapted to the current market. While higher mortgage rates are impacting residential purchase volumes, F&G is benefiting from strong demand for its products given demographic tailwinds, prior investments in building out its multi-channel sales platform and continued strong investment performance. As a result, F&G has achieved record gross sales of $4.4 billion for the second quarter, an increase of 47% over the second quarter of 2023, as the business is seeing strength across all of its sales channels. F&G’s earnings contribution to FNF has grown to 40% for the first half of 2024, providing an important complement to our Title business. Taken together, our business is performing at a high level which speaks to both our momentum and successful execution to deliver strong results.”

Summary Financial Results

(In millions, except per share data)	Three Months Ended		Year to Date
	June 30, 2024	June 30, 2023	2024	2023
Total revenue	$3,158	$3,068	$6,457	$5,542
F&G total gross sales[1]	$4,420	$3,008	$7,915	$6,289
F&G assets under management[1]	$52,208	$46,004	$52,208	$46,004
Total assets	$88,824	$73,021	$88,824	$73,021
Adjusted pre-tax title margin	16.2%	15.8%	13.7%	13.2%
Net earnings attributable to common shareholders	$306	$219	$554	$160
Net earnings per share attributable to common shareholders	$1.12	$0.81	$2.04	$0.59
Adjusted net earnings[1]	$338	$274	$544	$425
Adjusted net earnings per share[1]	$1.24	$1.01	$2.00	$1.57
Weighted average common diluted shares	273	271	272	271
Total common shares outstanding	273	272	273	272

1 See definition of non-GAAP measures below

Segment Financial Results

Title Segment
This segment consists of the operations of the Company’s title insurance underwriters and related businesses, which provide core title insurance and escrow and other title-related services including loan sub-servicing, valuations, default services, and home warranty.

Mike Nolan, Chief Executive Officer, commented, “Through the second quarter, we have continued to effectively manage our business to the trend in opened orders and delivered another industry leading performance, while generating strong cash flows that we have used to reinvest in the business and return to our shareholders. Our results reflect a disciplined operating strategy and ongoing investments in data and innovative technologies like InHere, our industry leading digital transaction platform. We had over 1 million real estate professionals and consumers use inHere in full year 2023 and nearly 700,000 in the first half of this year. Additionally, during the quarter we named our Chief Artificial Intelligence Officer. This appointment highlights AI's importance for the future and our commitment to responsibly harness its potential to generate efficiencies, increase productivity and enhance our customers' experience throughout their transactions."

Second Quarter 2024 Highlights

•Total revenue of $1.9 billion, compared with $1.9 billion in the second quarter of 2023
•Total revenue, excluding recognized gains and losses, of $2.0 billion, a 5% increase over second quarter of 2023
◦Direct title premiums of $564 million, a 4% increase over second quarter of 2023
◦Agency title premiums of $784 million, a 10% increase over second quarter of 2023
◦Commercial revenue of $273 million, a 4% increase over second quarter of 2023
•Purchase orders opened increased 2% on a daily basis and purchase orders closed were in line with the second quarter of 2023
•Refinance orders opened decreased 1% on a daily basis and refinance orders closed decreased 4% on a daily basis from second quarter of 2023
•Commercial orders opened increased 1% over the second quarter of 2023 and commercial orders closed decreased 7% from second quarter of 2023
•Total fee per file of $3,759 for the second quarter, a 4% increase over the second quarter of 2023

Second Quarter 2024 Financial Results

•Pre-tax title margin of 12.2% and industry leading adjusted pre-tax title margin of 16.2% for the second quarter of 2024, compared to 12.5% and 15.8%, respectively, in the second quarter of 2023
•Pre-tax earnings from continuing operations in Title for the second quarter of $235 million, compared with $233 million for the second quarter of 2023
•Adjusted pre-tax earnings in Title for the second quarter of $324 million compared with $302 million for the second quarter of 2023. The increase reflects higher average fee per file, higher agency revenue and an uplift in investment income

F&G Segment
This segment consists of operations of FNF’s majority-owned subsidiary F&G, a leading provider of insurance solutions serving retail annuity and life customers and funding agreement and pension risk transfer institutional clients.

Chris Blunt, Chief Executive Officer, commented, “Our business continues to perform well as we experienced strength across all of our channels having delivered record retail sales of $3.2 billion, increasing 39% over the prior year quarter, while our institutional market sales were $1.2 billion, up strongly as compared to $700 million of sales in the prior year quarter. Our retail products are seeing strong demand as consumers want to secure relatively higher rates, guaranteed tax deferred growth and principal protection, which is particularly attractive to baby boomers who are approaching retirement, a significant demographic trend with a long tail. We ended the second quarter with a record $61.4 billion of assets under management before flow reinsurance. We have plenty of momentum and continue to drive asset growth, deliver margin expansion and generate accretive returns that are well on pace to achieve our Investor Day targets.”

Second Quarter 2024

•Record profitable gross sales: Gross sales of $4.4 billion for the second quarter, an increase of 47% over the second quarter of 2023, driven by record retail channel sales and robust institutional market sales
•Record Retail channel sales of $3.2 billion for the second quarter, an increase of 39% over the second quarter of 2023, driven by strong annuity sales
•Robust Institutional market sales of $1.2 billion, compared to $0.7 billion in the second quarter of 2023, driven by higher funding agreements due to more favorable market conditions
•Net sales of $3.4 billion for the second quarter, an increase of 55% over the second quarter of 2023
•Record assets under management (AUM) of $52.2 billion as of June 30, 2024, an increase of 13% from $46.0 billion as of June 30, 2023, driven by net new business flows, stable inforce retention and net debt and equity proceeds over the past twelve months. AUM before flow reinsurance was $61.4 billion as of June 30, 2024
•Net earnings attributable to common shareholders for F&G Segment of $171 million for the second quarter due to favorable mark-to-market movement, compared to $110 million for the second quarter of 2023 which included favorable mark-to-market movement
•Adjusted net earnings attributable to common shareholders for F&G Segment of $122 million for the second quarter, compared to $67 million for the second quarter of 2023
◦F&G’s adjusted net earnings reflect alternatives investment portfolio short-term mark-to-market movement that differs from long-term return expectation. The second quarter of 2024 includes short term investment income from alternative investments and $10 million of net significant expense items, whereas the second quarter of 2023 included short term investment income from alternative investments and $4 million of significant income items
◦As compared to the prior year quarter, adjusted net earnings reflect asset growth, margin diversification from accretive flow reinsurance fees and owned distribution margin, disciplined expense management and higher interest expense due to planned capital market activity
◦Please see “Segment Financial Results” for F&G under “Non-GAAP Measures and Other Information” for further explanation

Conference Call
We will host a call with investors and analysts to discuss FNF’s second quarter 2024 results on Tuesday, August 6, 2024, beginning at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com. The telephone replay will be available from 3:00 p.m. Eastern Time on August 6, 2024, through August 13, 2024, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The access code will be 13747344.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit fglife.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this earnings release includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), adjusted net earnings attributable to common shareholders (adjusted net earnings), assets under management (AUM), average assets under management (AAUM) and sales.

Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.

The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, FNF believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, net earnings per share, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business, political crisis, war and pandemic conditions, including ongoing geopolitical conflicts; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U.S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries, including regulation of title insurance and services and privacy and data protection laws; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; and other risks detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission.
FNF-E

SOURCE: Fidelity National Financial, Inc.; F&G Annuities & Life, Inc.

CONTACT:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
Investors@fnf.com
515.330.3307

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Eliminations
Three Months Ended
June 30, 2024
Direct title premiums	$564	$564	$—	$—	$—
Agency title premiums	784	784	—	—	—
Escrow, title related and other fees	1,115	571	505	39	—
Total title and escrow	2,463	1,919	505	39	—

Interest and investment income	783	87	684	39	(27)
Recognized gains and losses, net	(88)	(75)	(17)	4	—
Total revenue	3,158	1,931	1,172	82	(27)

Personnel costs	779	680	69	30	—
Agent commissions	609	609	—	—	—
Other operating expenses	387	311	46	30	—
Benefits & other policy reserve changes	608	—	608	—	—
Market risk benefit (gains) losses	20	—	20	—	—
Depreciation and amortization	189	35	147	7	—
Provision for title claim losses	61	61	—	—	—
Interest expense	47	—	28	19	—
Total expenses	2,700	1,696	918	86	—

Pre-tax earnings (loss)	$458	$235	$254	$(4)	$(27)

Income tax expense (benefit)	116	72	50	(6)	—
Earnings (loss) from equity investments	1	1	—	—	—
Non-controlling interests	37	5	33	(1)	—

Net earnings (loss) attributable to common shareholders	$306	$159	$171	$3	$(27)

EPS attributable to common shareholders - basic	$1.13

EPS attributable to common shareholders - diluted	$1.12

Weighted average shares - basic	271
Weighted average shares - diluted	273

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Eliminations
Three Months Ended
June 30, 2024
Net earnings (loss) attributable to common shareholders	$306	$159	$171	$3	$(27)

Pre-tax earnings (loss)	$458	$235	$254	$(4)	$(27)

Non-GAAP Adjustments
Recognized (gains) and losses, net	53	75	(18)	(4)	—
Market related liability adjustments	(71)	—	(71)	—	—
Purchase price amortization	35	14	19	2	—
Transaction costs	(3)	—	(3)	—	—

Adjusted pre-tax earnings (loss)	$472	$324	$181	$(6)	$(27)

Total non-GAAP, pre-tax adjustments	$14	$89	$(73)	$(2)	$—
Income taxes on non-GAAP adjustments	(4)	(21)	16	1	—
Non-controlling interest on non-GAAP adjustments	8	—	8	—	—
Deferred tax asset valuation allowance	14	14	—	—	—
Total non-GAAP adjustments	$32	$82	$(49)	$(1)	$—

Adjusted net earnings (loss) attributable to common shareholders	$338	$241	$122	$2	$(27)

Adjusted EPS attributable to common shareholders - diluted	$1.24

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
June 30, 2023
Direct title premiums	$541	$541	$—	$—	$—
Agency title premiums	713	713	—	—	—
Escrow, title related and other fees	1,212	581	576	55	—
Total title and escrow	2,466	1,835	576	55	—

Interest and investment income	618	79	525	35	(21)
Recognized gains and losses, net	(16)	(50)	67	(33)	—
Total revenue	3,068	1,864	1,168	57	(21)

Personnel costs	755	656	56	43	—
Agent commissions	550	550	—	—	—
Other operating expenses	394	330	33	31	—
Benefits & other policy reserve changes	817	—	817	—	—
Market risk benefit (gains) losses	(30)	—	(30)	—	—
Depreciation and amortization	151	39	104	8	—
Provision for title claim losses	56	56	—	—	—
Interest expense	43	—	25	18	—
Total expenses	2,736	1,631	1,005	100	—

Pre-tax earnings (loss)	$332	$233	$163	$(43)	$(21)

Income tax expense (benefit)	90	65	33	(8)	—
Earnings from equity investments	1	1	—	—	—
Non-controlling interests	24	4	20	—	—

Net earnings (loss) attributable to common shareholders	$219	$165	$110	$(35)	$(21)

EPS attributable to common shareholders - basic	$0.81

EPS attributable to common shareholders - diluted	$0.81

Weighted average shares - basic	270
Weighted average shares - diluted	271

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
June 30, 2023
Net earnings (loss) attributable to common shareholders	$219	$165	$110	$(35)	$(21)

Pre-tax earnings (loss)	$332	$233	$163	$(43)	$(21)

Non-GAAP Adjustments
Recognized (gains) and losses, net	113	50	30	33	—
Market related liability adjustments	(102)	—	(102)	—	—
Purchase price amortization	28	19	6	3	—
Transaction costs	2	—	—	2	—

Adjusted pre-tax earnings (loss)	$373	$302	$97	$(5)	$(21)

Total non-GAAP, pre-tax adjustments	$41	$69	$(66)	$38	$—
Income taxes on non-GAAP adjustments	(11)	(17)	15	(9)	—
Non-controlling interest on non-GAAP adjustments	8	—	8	—	—
Deferred tax asset valuation allowance	17	9	—	8	—
Total non-GAAP adjustments	$55	$61	$(43)	$37	$—

Adjusted net earnings (loss) attributable to common shareholders	$274	$226	$67	$2	$(21)

Adjusted EPS attributable to common shareholders - diluted	$1.01

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Six Months Ended
June 30, 2024
Direct title premiums	$1,004	$1,004	$—	$—	$—
Agency title premiums	1,377	1,377	—	—	—
Escrow, title related and other fees	2,396	1,055	1,246	95	—
Total title and escrow	4,777	3,436	1,246	95	—

Interest and investment income	1,493	170	1,300	77	(54)
Recognized gains and losses, net	187	(12)	195	4	—
Total revenue	6,457	3,594	2,741	176	(54)

Personnel costs	1,506	1,298	135	73	—
Agent commissions	1,069	1,069	—	—	—
Other operating expenses	756	596	104	56	—
Benefits & other policy reserve changes	1,769	—	1,769	—	—
Market risk benefit (gains) losses	9	—	9	—	—
Depreciation and amortization	356	71	270	15	—
Provision for title claim losses	107	107	—	—	—
Interest expense	96	—	58	38	—
Total expenses	5,668	3,141	2,345	182	—

Pre-tax earnings (loss) from continuing operations	$789	$453	$396	$(6)	$(54)

Income tax expense (benefit)	179	117	76	(14)	—
Earnings (loss) from equity investments	2	2	—	—	—
Non-controlling interests	58	7	51	—	—

Net earnings (loss) attributable to common shareholders	$554	$331	$269	$8	$(54)

EPS attributable to common shareholders - basic	$2.04

EPS attributable to common shareholders - diluted	$2.04

Weighted average shares - basic	271
Weighted average shares - diluted	272

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Six Months Ended
June 30, 2024
Net earnings (loss) attributable to common shareholders	$554	$331	$269	$8	$(54)

Pre-tax earnings (loss)	$789	$453	$396	$(6)	$(54)

Non-GAAP Adjustments
Recognized (gains) and losses, net	22	12	14	(4)	—
Market related liability adjustments	(126)	—	(126)	—	—
Purchase price amortization	76	30	41	5	—
Transaction costs	(2)	—	(3)	1	—

Adjusted pre-tax earnings (loss)	$759	$495	$322	$(4)	$(54)

Total non-GAAP, pre-tax adjustments	$(30)	$42	$(74)	$2	$—
Income taxes on non-GAAP adjustments	7	(10)	17	—	—
Deferred tax asset valuation allowance	8	8	—	—	—
Non-controlling interest on non-GAAP adjustments	5	—	5	—	—
Total non-GAAP adjustments	$(10)	$40	$(52)	$2	$—

Adjusted net earnings (loss) attributable to common shareholders	$544	$371	$217	$10	$(54)

Adjusted EPS attributable to common shareholders - diluted	$2.00

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

			F&G
Six Months Ended	Consolidated	Title		Corporate and Other	Elimination
June 30, 2023
Direct title premiums	$969	$969	$—	$—	$—
Agency title premiums	1,263	1,263	—	—	—
Escrow, title related and other fees	2,092	1,052	941	99	—
Total title and escrow	4,324	3,284	941	99	—

Interest and investment income	1,229	160	1,044	46	(21)
Recognized gains and losses, net	(11)	(28)	52	(35)	—
Total revenue	5,542	3,416	2,037	110	(21)

Personnel costs	1,432	1,254	109	69	—
Agent commissions	970	970	—	—	—
Other operating expenses	754	626	69	59	—
Benefits & other policy reserve changes	1,629	—	1,629	—	—
Market risk benefit (gains) losses	29	—	29	—	—
Depreciation and amortization	285	76	194	15	—
Provision for title claim losses	100	100	—	—	—
Interest expense	85	—	47	38	—
Total expenses	5,284	3,026	2,077	181	—

Pre-tax earnings (loss)	$258	$390	$(40)	$(71)	$(21)

Income tax expense (benefit)	104	92	25	(13)	—
Earnings from equity investments	1	1	—	—	—
Non-controlling interests	(5)	6	(11)	—	—

Net earnings (loss) attributable to common shareholders	$160	$293	$(54)	$(58)	$(21)

EPS attributable to common shareholders - basic	$0.59
EPS attributable to common shareholders - diluted	$0.59

Weighted average shares - basic	270
Weighted average shares - diluted	271

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Six Months Ended
June 30, 2023
Net earnings (loss) attributable to common shareholders	$160	$293	$(54)	$(58)	$(21)

Pre-tax earnings (loss)	$258	$390	$(40)	$(71)	$(21)

Non-GAAP Adjustments
Recognized (gains) and losses, net	167	28	104	35	—
Market related liability adjustments	142	—	142	—	—
Purchase price amortization	55	37	11	7	—
Transaction costs	7	—	2	5	—

Adjusted pre-tax earnings (loss)	$629	$455	$219	$(24)	$(21)

Total non-GAAP, pre-tax adjustments	$371	$65	$259	$47	$—
Income taxes on non-GAAP adjustments	(81)	(16)	(54)	(11)	—
Deferred tax asset valuation allowance	7	(1)	—	8	—
Non-controlling interest on non-GAAP adjustments	(32)	—	(32)	—	—
Total non-GAAP adjustments	$265	$48	$173	$44	$—

Adjusted net earnings (loss) attributable to common shareholders	$425	$341	$119	$(14)	$(21)

Adjusted EPS attributable to common shareholders - diluted	$1.57

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	June 30, 2024	December 31, 2023
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$63,916	$58,816
Goodwill	5,107	4,830
Title plant	420	418
Total assets	88,824	80,614
Notes payable	4,175	3,887
Reserve for title claim losses	1,721	1,770
Secured trust deposits	800	731
Accumulated other comprehensive (loss) earnings	(2,087)	(2,119)
Non-controlling interests	721	552
Total equity and non-controlling interests	7,981	7,460
Total equity attributable to common shareholders	7,260	6,908

Non-GAAP Measures and Other Information

Title Segment

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Pre-tax earnings	$235	$233	$453	$390
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	75	50	12	28
Purchase price amortization	14	19	30	37
Total non-GAAP adjustments	89	69	42	65
Adjusted pre-tax earnings	$324	$302	$495	$455
Adjusted pre-tax margin	16.2%	15.8%	13.7%	13.2%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Quarterly Opened Orders ('000's except % data)
Total opened orders*	344	315	257	318	347	308	266	363
Total opened orders per day*	5.5	5.1	4.1	5.0	5.4	5.0	4.3	5.7
Purchase % of opened orders	80%	79%	78%	80%	79%	78%	76%	76%
Refinance % of opened orders	20%	21%	22%	20%	21%	22%	24%	24%
Total closed orders*	229	186	192	224	233	188	216	278
Total closed orders per day*	3.6	3.0	3.1	3.6	3.6	3.0	3.5	4.3
Purchase % of closed orders	81%	79%	80%	80%	81%	78%	76%	76%
Refinance % of closed orders	19%	21%	20%	20%	19%	22%	24%	24%

Commercial (millions, except orders in '000's)
Total commercial revenue	$273	$238	$294	$263	$263	$241	$344	$381
Total commercial opened orders	50.7	48.7	43.7	49.1	50.2	48.5	44.9	54.8
Total commercial closed orders	25.7	24.3	26.3	25.6	27.7	24.7	30.5	35.2

National commercial revenue	$145	$123	$164	$131	$132	$123	$177	$195
National commercial opened orders	21.4	19.4	18.2	19.2	19.5	18.8	17.8	22.1
National commercial closed orders	9.8	9.2	10.1	9.4	10.1	8.7	11.9	14.0

Total Fee Per File
Fee per file	$3,759	$3,555	$3,806	$3,618	$3,598	$3,446	$3,649	$3,621
Residential fee per file	$2,995	$2,746	$2,889	$2,861	$2,897	$2,601	$2,542	$2,697
Total commercial fee per file	$10,600	$9,800	$11,200	$10,300	$9,500	$9,800	$11,300	$10,800
National commercial fee per file	$14,800	$13,400	$16,300	$14,000	$13,000	$14,100	$14,900	$13,900

Total Staffing
Total field operations employees	10,300	10,000	9,900	10,400	10,600	10,400	10,700	12,000

Actual title claims paid ($ millions)	$70	$70	$64	$69	$67	$62	$79	$65

Title Segment (continued)

FIDELITY NATIONAL FINANCIAL, INC.
MONTHLY TITLE ORDER STATISTICS

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
April 2024	119,000	81%	75,000	81%
May 2024	118,000	80%	81,000	82%
June 2024	107,000	79%	73,000	81%

Second Quarter 2024	344,000	80%	229,000	81%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
April 2023	106,000	80%	70,000	80%
May 2023	125,000	79%	81,000	81%
June 2023	116,000	79%	82,000	81%

Second Quarter 2023	347,000	79%	233,000	81%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G Segment

The table below reconciles net earnings (loss) attributable to common shareholders to adjusted net earnings attributable to common shareholders. The F&G Segment is reported net of noncontrolling minority interest.

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net earnings attributable to common shareholders	$171	$110	$269	$(54)
Non-GAAP adjustments(1):
Recognized (gains) losses, net	(18)	30	14	104
Market related liability adjustments	(71)	(102)	(126)	142
Purchase price amortization	19	6	41	11
Transaction costs	(3)	—	(3)	2
Income taxes on non-GAAP adjustments	16	15	17	(54)
Non-controlling interest on non-GAAP adjustments	8	8	5	(32)
Adjusted net earnings (loss) attributable to common shareholders(1)	$122	$67	$217	$119

•Adjusted net earnings of $122 million for the second quarter of 2024 include $122 million, or $0.45 per share, of investment income from alternative investments and $3 million, or $0.01 per share, of CLO redemption gains and bond prepay income; partially offset by $13 million, or $0.05 per share, of net expense from actuarial model updates and refinements. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $139 million, or $0.51 per share.

•Adjusted net earnings of $67 million for the second quarter of 2023 included $69 million, or $0.26 per share, of investment income from alternative investments and $4 million, or $0.01 per share, of bond prepay income. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $116 million, or $0.43 per share.

•Adjusted net earnings of $217 million for the six months ended June 30, 2024 include $206 million, or $0.76 per share, of investment income from alternative investments and $8 million or $0.03 per share of CLO redemption gains and bond prepay income; partially offset by $13 million, or $0.05 per share, of net expense from actuarial model updates and refinements. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $267 million, or $0.98 per share.

•Adjusted net earnings of $119 million for the six months ended June 30, 2023 included $152 million, or $0.57 per share, of investment income from alternative investments and $4 million, or $0.01 per share, of bond prepay income, partially offset by $31 million, or $0.11 per share, tax valuation allowance expense. Alternative investments investment income based on management’s long-term expected return of approximately 10% was $227 million, or $0.84 per share.

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

The table below provides a summary of sales highlights.

	Three Months Ended		Six Months Ended
(In millions)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Total annuity sales	$3,123	$2,288	$5,887	$5,012
Indexed universal life sales	44	42	86	79
Funding agreements (FABN/FHLB)	915	200	1,020	456
Pension risk transfer	338	478	922	742
Gross sales(1)	$4,420	$3,008	$7,915	$6,289
Sales attributable to flow reinsurance to third parties	(975)	(796)	(2,168)	(1,868)
Net Sales(1)	$3,445	$2,212	$5,747	$4,421

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

DEFINITIONS
The following represents the definitions of non-GAAP measures used by the Company.

Adjusted Net Earnings attributable to common shareholders

Adjusted net earnings attributable to common shareholders is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings attributable to common shareholders is calculated by adjusting net earnings (loss) attributable to common shareholders to eliminate:
i.Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effects of changes in fair value of the reinsurance related embedded derivative and other derivatives, including interest rate swaps and forwards;
ii.Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit;
iii.Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset and the change in fair value of liabilities recognized as a result of acquisition activities);
iv.Transaction costs: the impacts related to acquisition, integration and merger related items;
v.Certain income tax adjustments: the impacts related to unusual tax items that do not reflect our core operating performance such as the establishment or reversal of significant deferred tax asset valuation allowances in our Title and Corporate and Other segments;
vi.Other “non-recurring,” “infrequent” or “unusual items”: Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years;
vii.Non-controlling interest on non-GAAP adjustments: the portion of the non-GAAP adjustments attributable to the equity interest of entities that FNF does not wholly own; and
viii.Income taxes: the income tax impact related to the above-mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction

While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Assets Under Management (AUM)
AUM is comprised of the following components and is reported net of reinsurance assets ceded in accordance with GAAP:

i. total invested assets at amortized cost, excluding investments in unconsolidated affiliates, owned distribution and derivatives;
ii.investments in unconsolidated affiliates at carrying value;
iii.related party loans and investments;
iv.accrued investment income;
v.the net payable/receivable for the purchase/sale of investments; and
vi.cash and cash equivalents excluding derivative collateral at the end of the period.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio that is retained.

AUM before Flow Reinsurance

AUM before Flow Reinsurance is comprised of components consistent with AUM, but also includes flow reinsured assets.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio including reinsured assets.

Average Assets Under Management (AAUM)

AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on retained assets.

Sales

Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e., contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.